EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces
Approval of Disclosure Statement and Commencement of Solicitation Process in Connection
with its First Amended Joint Chapter 11 Liquidation Plan

VANCOUVER, BRITISH COLUMBIA – (Marketwired – November 1, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”) today announced that the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has approved the disclosure statement (the “Disclosure Statement”) with respect to the first amended joint Chapter 11 plan of liquidation (the “Plan”) in the Debtors’ jointly administered Chapter 11 cases pending in the Bankruptcy Court filed by the Company and its affiliated debtors (collectively, the “Debtors”). The Bankruptcy Court also approved the related solicitation procedures and materials and authorized the Debtors to commence soliciting creditors and holders of equity interests entitled to vote to accept or reject the Plan. The Company had previously obtained authorization from the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to solicit votes and elections by holders of claims and equity interests with respect to the treatment of their claims and equity interests through the Plan in accordance with, and pursuant to, the process approved by the Bankruptcy Court. The Bankruptcy Court and Canadian Court are jointly overseeing the Debtors’ restructuring proceedings.

The Plan is based on a global settlement among the Debtors and their stakeholders that, among other things, is intended to provide for payment to the Debtors’ creditors in the full amount of their allowed claims and the potential distribution of the Debtors’ remaining assets to the Company’s shareholders of an as yet indeterminate amount. The Plan also incorporates a settlement that provides for distributions to the Plumbers & Pipefitters National Pension Fund, in its capacity as court-appointed lead plaintiff (the “Lead Plaintiff”) in the securities class action litigation styled as Nieves v. Performance Sports Group Ltd., et al., Case No. 1:16-CV-3591-GHW (S.D.N.Y.) on behalf of the Lead Plaintiff and a putative class and resolves certain disputes regarding confirmation of the Plan.

The Debtors intend to proceed expeditiously to commence the mailing of ballots and other solicitation materials concerning the Plan in connection with the solicitation of votes to accept or reject the Plan. If the Plan is accepted by the necessary number and amount of the Debtors’ stakeholders entitled to vote, the Debtors will seek confirmation of the Plan by the Bankruptcy Court and a companion distribution and approval order (the “CCAA Approval Order”) from the Canadian Court, under the Companies’ Creditors Arrangement Act, to effectuate the Plan in the United States and Canada, respectively. A joint hearing before the Bankruptcy Court and the Canadian Court to confirm the Plan and obtain the CCAA Approval Order is currently scheduled to be heard on or about December 20, 2017.

The Plan and the Disclosure Statement are available on https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.
Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to future hearings of the Bankruptcy Court and the Canadian Court, full payment being made to the Debtors’ creditors, the potential distribution to the Company’s shareholders of an as yet indeterminate amount, certain distributions to the Lead Plaintiff on behalf of itself and the putative class, the timing of any such payments and distributions, the Debtors’ intention to proceed expeditiously to the solicitation of voting and mailing of solicitation materials, Plan confirmation, required approvals of the Bankruptcy Court and the Canadian Court, the satisfaction of certain conditions precedent under the Plan, and the timing, in each case, thereof. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s circumstances to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Debtors’ bankruptcy proceedings, including with respect to confirmation and consummation of the Plan, the degree of cooperation of the Debtors’ creditors and other stakeholders of the Company, the extent of the Debtors’ ability to meet certain obligations during the bankruptcy proceedings, the extent of the Debtors’ ability to obtain approval with respect to motions in their bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, risks associated with the bankruptcy proceedings, including regulatory actions and the claims process, risks identified in the “Risk Factors” section of the Disclosure Statement, which include, among others, potential inaccuracies, omissions or misrepresentations in the Debtors’ financial information, the risk that not all voting classes may accept the Plan and the Debtors may need to rely on the “cramdown” standard, the potential liquidation of the Debtors’ assets in the event the Plan, or an alternative plan, or the CCAA Approval Order is not granted, approval of the class settlement and the class plaintiff stipulation, undue delay in confirmation or failure to confirm the Plan or to obtain the CCAA Approval Order, which may result in substantial expenses, actual recoveries or distributions may differ from estimated recoveries and distributions, including in relation to the retained causes of action, which may have no value, the Plan transactions potentially giving rise to reporting and disclosure requirements and obligations under applicable U.S. and Canadian securities laws, the Plan, including elections made thereunder, may give rise to adverse tax consequences, and to the extent applicable, other factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

Information about the Company and its restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

The jointly administered chapter 11 cases are captioned In re Old BPSUSH Inc. et al., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).

Contact Information

Michael J. Wall
Tel 1-855-631-5352